Exhibit 99.1

Contacts:

Alnylam Pharmaceuticals, Inc. Christine Regan Lindenboom (Investors and Media) 617-682-4340

Josh Brodsky (Investors) 617-551-8276

Alnylam Announces Promotion of Dr. Akshay Vaishnaw to President

– Consistent Scientific Leadership Focused on Sustainable Innovation –

CAMBRIDGE, Mass., January 4, 2022 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, today announced that Akshay Vaishnaw, M.D., Ph.D. has been appointed President. Dr. Vaishnaw joined Alnylam in 2006 as Vice President, Clinical Research with roles of increasing responsibility, ultimately serving as President of Research and Development (R&D). In this new role, Dr. Vaishnaw will serve as the key scientific leader of Alnylam and will advance the Company’s R&D strategy focused on sustainable innovation.

“Akshay has been at the helm of driving the science and innovation at Alnylam for the past 16 years, and that effort has yielded an entirely new class of medicines. In this newly expanded role, Akshay will become the Company’s key scientific leader, focused on advancing our R&D engine which is the lifeblood of how we have and will continue to drive our research and development programs into transformative medicines,” said Yvonne Greenstreet, MBChB, Chief Executive Officer at Alnylam. “This promotion is a testament that science will remain at the heart of our company and continue to enable us to deliver long term value. We are fortunate to have such a talented and capable scientific leader helping us achieve our Alnylam P5x25 goals.”

“It has been the pleasure of my career to support Alnylam becoming a multi-product, global organization with a deep and rich pipeline,” said Dr. Vaishnaw. “We are excited about the opportunity for RNAi therapeutics in rare and common diseases utilizing liver and extrahepatic delivery to realize the greatest potential for this new class of medicines in human health. I’m thrilled to continue delivering sustainable innovation and participate in building Alnylam for the future.”

Dr. Vaishnaw joined Alnylam in 2006 as Vice President, Clinical Research and has then subsequently served in various R&D roles with increasing responsibility. Dr. Vaishnaw most recently served as the President of R&D. Prior to 2006, he was at Biogen as Senior Director, Translational Medicine. Dr. Vaishnaw received his M.D. from the University of Wales College of Medicine, U.K., and Ph.D. from the University of London, U.K., in Molecular Immunology. He is a Fellow of the Royal College of Physicians, U.K. Dr. Vaishnaw is a member of the Board of Directors for Editas Medicine Inc. and Scholar Rock Inc. From 2014-2018, he served as a Board member of Visterra, Inc.

About RNAi Therapeutics

RNAi (RNA interference) is a natural cellular process of gene silencing that represents one of the most promising and rapidly advancing frontiers in biology and drug development today. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and was recognized with the award of the 2006 Nobel Prize for Physiology or Medicine. By harnessing the natural biological process of RNAi occurring in our cells, Alnylam developed a new class of medicines known as RNAi therapeutics is now a reality. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam’s RNAi therapeutic platform, function upstream of today’s medicines by potently silencing messenger RNA (mRNA) – the genetic precursors – that encode for disease-causing or disease pathway proteins, thus preventing them from being made. This is a revolutionary approach with the potential to transform the care of patients with genetic and other diseases.

About Alnylam Pharmaceuticals

Alnylam (Nasdaq: ALNY) is leading the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of people afflicted with rare genetic, cardio-metabolic, hepatic infectious, and central nervous system (CNS)/ocular diseases. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach for the treatment of a wide range of severe and debilitating diseases. Founded in 2002, Alnylam is delivering on a bold vision to turn scientific possibility into reality, with a robust RNAi therapeutics platform. Alnylam’s commercial RNAi therapeutic products are ONPATTRO® (patisiran), GIVLAARI® (givosiran), and OXLUMO® (lumasiran), as well as Leqvio® (inclisiran), with Alnylam’s partner Novartis, which has obtained global rights to develop, manufacture and commercialize inclisiran under a license and collaboration agreement. Alnylam has a deep pipeline of investigational medicines, including six product candidates that are in late-stage development. Alnylam is executing on its “Alnylam P5x25” strategy to deliver transformative medicines in both rare and common diseases benefiting patients around the world through sustainable innovation and exceptional financial performance, resulting in a leading biotech profile. Alnylam is headquartered in Cambridge, MA. For more information about our people, science and pipeline, please visit www.alnylam.com and engage with us on Twitter at @Alnylam, on LinkedIn, or on Instagram.

Alnylam Forward Looking Statements

Various statements in this release concerning Alnylam’s expectations, plans, aspirations, and goals, including those related to the opportunity for RNAi therapeutics in rare and common diseases utilizing liver and extrahepatic delivery to realize the greatest potential for this new class of medicines in human health, Alnylam’s aspiration to become a leading biotech company, and the planned achievement of its “Alnylam P5x25” strategy, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation: the direct or indirect impact of the COVID-19 global pandemic or any future pandemic on Alnylam’s business, results of operations and financial condition and the effectiveness or timeliness of Alnylam’s efforts to mitigate the impact of the pandemic; the potential impact of the planned leadership transition at year end on Alnylam’s ability to attract and retain talent and to successfully execute on its “Alnylam P5x25” strategy; Alnylam’s ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for its product candidates; actions or advice of regulatory agencies and Alnylam’s ability to obtain and maintain regulatory approval for its product candidates, as well as favorable pricing and reimbursement; successfully launching, marketing and selling its approved products globally; delays, interruptions or failures in the manufacture and supply of its product candidates or its marketed products; obtaining, maintaining and protecting intellectual property; Alnylam’s ability to successfully expand the indication for ONPATTRO (and potentially vutrisiran, if approved) in the future; Alnylam’s ability to manage its growth and operating expenses through disciplined investment in operations and its ability to achieve a self-sustainable financial profile in the future without the need for future equity financing; Alnylam’s ability to maintain strategic business collaborations; Alnylam’s dependence on third parties for the development and commercialization of certain products, including Novartis, Regeneron and Vir; the outcome of litigation; the potential impact of a current government investigation and the risk of future government investigations; and unexpected expenditures; as well as those risks more fully discussed in the “Risk Factors” filed with Alnylam’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) and in its other SEC filings. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.